                                                         Exhibit No. EX-99.12(a)

                               [SRSY LETTERHEAD]

                                 March 26, 2004

Board of Trustees
Delaware Group Equity Funds II
One Commerce Square
Philadelphia, PA  19103

Board of Trustees
Voyageur Mutual Funds III
One Commerce Square
Philadelphia, PA  19103

     Re:  Agreement and Plan of Reorganization  (the "Agreement") made as of the
          19th day of February, 2004, by and between Delaware Group Equity Funds
          II (the "Acquiring  Trust"),  a statutory trust created under the laws of the State of Delaware,  on behalf of its series,  Delaware  Decatur
          Equity Income Fund ("Acquiring  Fund"),  and Voyageur Mutual Funds III
          (the "Trust"),  a statutory  trust created under the laws of the State of  Delaware,  on behalf of its  series,  Delaware  Core  Equity  Fund
          ("Acquired Fund")
          ----------------------------------------------------------------------

Gentlemen:

     You have  requested  our  opinion  concerning  certain  federal  income tax consequences of the reorganization of the Acquired Fund (the  "Reorganization"), which will consist of: (i) the  acquisition by the Acquiring  Trust on behalf of the Acquiring Fund of substantially all of the property,  assets and goodwill of the Acquired Fund in exchange solely for shares of beneficial  interest,  no par value, of the Acquiring Fund- Class A ("Acquiring Fund Class A Shares"),  shares of beneficial interest, no par value, of the Acquiring Fund- Class B ("Acquiring
Fund Class B  Shares"),  shares of  beneficial  interest,  no par value,  of the
Acquiring Fund- Class C shares ("Acquiring Fund Class C Shares"),  and shares of beneficial  interest,  no par value of the Acquiring Fund--  Institutional Class
("Acquiring  Fund  Institutional  Class  Shares" and together with the Acquiring
Fund Class A Shares,  Acquiring  Fund Class B Share and  Acquiring  Fund Class C
Shares, which are all voting securities,  the "Acquiring Fund Shares" ), and the assumption by the Acquiring  Trust on behalf of the Acquiring Fund of all of the liabilities of the Acquired Fund;  (ii) the  distribution  of (a) Acquiring Fund
Class A shares to the shareholders of Acquired Fund - Class A Shares  ("Acquired
Fund Class A Shares"),  (b) Acquiring Fund Class B Shares to the shareholders of
Acquired Fund - Class B Shares  ("Acquired Fund Class B Shares"),  (c) Acquiring
Fund  Class C Shares  to the  shareholders  of  Acquired  Fund -- Class C Shares
("Acquired  Fund Class C Shares") and (d)  Acquiring  Fund  Institutional  Class
Shares  to the  shareholders  of  Acquired  Fund -  Institutional  Class  Shares
("Acquired Fund Institutional  Class Shares" and together with the Acquired Fund
Class A Shares,  Acquired  Fund Class B Shares and Acquired Fund Class C Shares,
the "Acquired Fund Shares"), according to their respective interests in complete liquidation of the Acquired Fund; and (iii) the dissolution of the Acquired Fund as soon as practicable  after the closing (the "Closing"),  all upon and subject to the terms and conditions of the Agreement.

     In  rendering  our  opinion,  we have  reviewed  and relied  upon:  (a) the
Agreement,  made as of the  19th  day of  February,  2004,  by and  between  the
Acquiring  Trust,  on behalf of the Acquiring  Fund, and the Trust, on behalf of the Acquired  Fund;  (b) the proxy  materials  provided to  shareholders  of the
Acquired  Fund in  connection  with the  Special  Shareholders'  Meeting  of the
Acquired Fund held on February 19, 2004; (c) certain representations  concerning the Reorganization made to us by the Acquiring Trust, on behalf of the Acquiring
Fund, and the Trust, on behalf of the Acquired Fund, in a letter dated March 26,
2004 (the "Representation Letter"); (d) all other documents, financial and other reports and corporate  minutes we deemed relevant or  appropriate;  and (e) such statutes, regulations,  rulings and decisions as we deemed material in rendering this  opinion.  All terms used herein,  unless  otherwise  defined,  are used as defined in the Agreement.

     For purposes of this  opinion,  we have assumed that the Acquired  Fund, on the Closing of the  Reorganization,  satisfies,  and  immediately  following the
Closing,  the  Acquiring  Fund will  continue to satisfy,  the  requirements  of
Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"),  for qualification as a regulated investment company.

     Based on the foregoing,  and provided the  Reorganization is carried out in accordance with the applicable  laws of the State of Delaware,  the terms of the
Agreement and the statements in the Representation Letter with regard to matters of fact, it is our opinion that:

     1. The acquisition by the Acquiring Fund of substantially all of the assets and the  assumption of the  liabilities  of the Acquired Fund as provided for in the Agreement in exchange solely for the Acquiring Fund Shares,  followed by the distribution  by the Acquired Fund to its  shareholders  of the  Acquiring  Fund
Shares  in  complete  liquidation  of  the  Acquired  Fund,  will  qualify  as a reorganization  within the  meaning of Section  368(a)(1)  of the Code,  and the
Acquired   Fund  and  the   Acquiring   Fund  each  will  be  a  "party  to  the
reorganization" within the meaning of Section 368(b) of the Code.

     2. No gain  or loss  will be  recognized  by the  Acquired  Fund  upon  the transfer  of  substantially  all of its  assets  to and  the  assumption  of the liabilities  by the Acquiring  Fund in exchange  solely for the  Acquiring  Fund
Shares pursuant to Section 361(a) and Section 357(a) of the Code.

     3. No gain or loss  will be  recognized  by the  Acquiring  Fund  upon  the receipt by it of  substantially  all of the assets to and the  assumption of the liabilities  of the  Acquired  Fund in exchange  solely for the  Acquiring  Fund
Shares pursuant to Section 1032(a) of the Code.

     4. No gain  or loss  will be  recognized  by the  Acquired  Fund  upon  the distribution  of the  Acquiring  Fund  Shares to its  shareholders  in  complete liquidation  of the Acquired  Fund (in pursuance of the  Agreement)  pursuant to
Section 361(c)(1) of the Code.

     5. The basis of the assets of the Acquired  Fund  received by the Acquiring
Fund  will be the  same as the  basis  of  these  assets  to the  Acquired  Fund immediately prior to the exchange pursuant to Section 362(b) of the Code.

     6. The holding  period of the assets of the Acquired  Fund  received by the
Acquiring Fund will include the period during which such assets were held by the
Acquired Fund pursuant to Section 1223(2) of the Code.

     7. No gain or loss will be recognized by the  shareholders  of the Acquired
Fund upon the  exchange of their  Acquired  Fund Shares for the  Acquiring  Fund
Shares (including fractional shares to which they may be entitled),  pursuant to
Section 354(a) of the Code.

     8. The basis of the Acquiring Fund Shares  received by the  shareholders of the Acquired Fund  (including  fractional  shares to which they may be entitled)
will be the same as the basis of the  Acquired  Fund Shares  exchanged  therefor pursuant to Section 358(a)(1) of the Code.

     9.  The  holding  period  of the  Acquiring  Fund  Shares  received  by the shareholders of the Acquired Fund (including fractional shares to which they may be  entitled)  will  include  the  holding  period of the  Acquired  Fund Shares surrendered  in exchange  therefor,  provided that the Acquired Fund Shares were held as a capital asset on the Closing of the Reorganization pursuant to Section
1223(1) of the Code.

     10. The  Acquiring  Fund will succeed to and take into  account,  as of the date of the  transfer  as  defined in  Section  1.381(b)-1(b)  of the income tax regulations  issued  by  the  United  States  Department  of the  Treasury  (the
"Treasury  Regulations"),  the items of the Acquired  Fund  described in Section
381(c) of the Code,  subject to the  conditions  and  limitations  specified  in
Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations.

     Our opinion is based upon the Code,  the applicable  Treasury  Regulations, the present positions of the Internal Revenue Service (the "Service") as are set
forth  in   published   revenue   rulings   and  revenue   procedures,   present
administrative positions of the Service, and existing judicial decisions, all of which are subject to change either  prospectively  or  retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the Closing of the Reorganization.

     Our opinion is conditioned  upon the performance by the Acquiring Trust, on behalf of the Acquiring  Fund, and the Trust, on behalf of the Acquired Fund, of their undertakings in the Agreement and the  Representation  Letter. Our opinion is limited to the transactions incident to the Reorganization  described herein, and no opinion is rendered with respect to (i) any other transaction or (ii) the effect, if any, of the Reorganization (and/or the transactions incident thereto)
on  any  other  transaction  and/or  the  effect,  if  any,  of any  such  other transaction on the Reorganization.

     This opinion is being  rendered to the  Acquiring  Trust,  on behalf of the
Acquiring Fund, and the Trust, on behalf of the Acquired Fund, and may be relied upon only by such funds and the  shareholders  of each. We hereby consent to the use of this opinion as an exhibit to the Registration  Statement of the Acquired
Fund on Form N-14, and any amendments thereto,  covering the registration of the shares of the Acquired Fund under the Securities Act of 1933, as amended,  to be issued in the Reorganization.

                               Very truly yours,

                               STRADLEY, RONON, STEVENS & YOUNG, LLP

                               By:  /s/William S. Pilling, III
                                     William S. Pilling, III, a partner